                                                                    Exhibit 23.1


                          MOST HOROWITZ & COMPANY, LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
                          1133 AVENUE OF THE AMERICAS
                               NEW YORK, NY 10036
                              TEL: (212) 764-4910
                              FAX: (212) 575-2017




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent the use in this Form 8-K/A of our report dated February 4, 1998 relating to the financial statements of Trans-World Powernet, Inc.




                                             /s/  Most Horowitz & Company, LLP



New York, New York
February 6, 1998